Exhibit 99.1

Tenon Medical Announces Early Repayment of its Convertible Notes

~ Company Takes Proactive Step to Strengthen Balance Sheet and Maintain Flexibility to Execute on Continued Business Momentum ~

Los Gatos, CA, September 9, 2026 - Tenon Medical, Inc. (NASDAQ: TNON) (“Tenon” or the “Company”), a medical device company dedicated to transforming care for patients with certain sacro-pelvic disorders, today announced that it has repaid in full its outstanding original issue discount senior convertible promissory notes (the “Notes”), which were issued with an aggregate principal balance of approximately $5.16 million, ahead of their September 11, 2026 maturity date. The Notes were issued on March 11, 2026.

The repayment represents a proactive step to strengthen Tenon’s balance sheet and eliminate the potential for the conversion of the Notes into shares of the Company’s common stock at a discount to market prices.

“We believe repaying the Notes ahead of maturity is an important step forward for Tenon as we continue to build momentum across our business,” said Steven M. Foster, President and Chief Executive Officer of Tenon Medical. “By proactively addressing this obligation, we are reducing potential dilution for our shareholders, strengthening our financial position and maintaining greater flexibility to invest in the continued commercialization of our products and expansion of our business.”

Tenon believes its strengthened capital position provides the Company with the financial flexibility to support its ongoing commercial initiatives and advance its growth strategy. With its Note obligations now addressed, the Company is positioned to remain focused on executing its commercial plans, expanding adoption of its technologies and supporting continued investment in its growth opportunities.

About Tenon Medical, Inc.

Tenon Medical, Inc. is a medical device company dedicated to transforming care for patients with certain sacro-pelvic disorders. Tenon was incorporated in the State of Delaware in 2012 and currently offers two systems to treat a diseased sacroiliac joint (the “SI Joint”). The Company has developed The Catamaran™ SI Joint Fusion System that offers a novel, less invasive approach to the SI Joint using a single, robust titanium implant. In August 2025, the Company acquired substantially all of the assets of SiVantage, Inc. and SIMPL Medical, LLC, including the SImmetry+® SI Joint Fusion System, which treats disorders of the SI Joint through a minimally invasive lateral access solution that incorporates well-established orthopedic fusion principles. Since the national launch of The Catamaran System in October 2022, Tenon is focused on three commercial opportunities: 1) primary SI Joint procedures, 2) revision procedures of failed SI Joint implants and 3) SI-Joint fusion adjunct to a spine fusion construct.

For more information, please visit www.tenonmed.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

The Tenon Medical logo shown above, and Catamaran®, PiSIF®, CAT PiSIF®, ETAD®, Posterior Inferior Sacroiliac Fusion®, CAT SIJ Fusion System®, Catamaran SIJ Fusion System®, Catamaran Inferior Posterior Fusion System®, Catamaran Transfixation Fusion System®, Catamaran Transfixation Fusion Device®, SImmetry® are registered trademarks of Tenon Medical, Inc. MAINSAIL™, and SImmetry+ are also trademarks of Tenon Medical, Inc.

Safe Harbor

This press release contains “forward-looking statements,” which are statements related to events, results, activities or developments that Tenon expects, believes or anticipates will or may occur in the future. Forward-looking statements often contain words such as “intends,” “estimates,” “anticipates,” “hopes,” “projects,” “plans,” “expects,” “seek,” “believes,” “see,” “should,” “will,” “would,” “target,” and similar expressions and the negative versions thereof. These forward-looking statements include, but are not limited to, statements regarding the anticipated use of proceeds from the July 2026 offering, the Company’s ability to continue as a going concern, the Company’s ability to regain and maintain compliance with Nasdaq listing requirements; its plans to raise additional capital on acceptable terms or at all, the expected benefits of the updated Catamaran SI Joint Fusion System, future product development, commercial expansion plans, cost structure improvements, and anticipated case volume growth. Such statements are based on Tenon’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances, and speak only as of the date made. Forward-looking statements are inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors. For details on the uncertainties that may cause Tenon’s actual results to be materially different than those expressed in any forward-looking statements, please review Tenon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and updated from time to time in our Form 10-Q filings and in our other public filings on file with the SEC at www.sec.gov, particularly the information contained in the section entitled “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise unless required by law.

IR Contact:

Shannon Devine

203-741-8811

MZ North America

tenon@mzgroup.us